Exhibit 99.1
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

COUNTRYWIDE HOME LOANS SERVICING, LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWMBS, INC.
                    CHL MORTGAGE PASS THROUGH TRUST 2001-29
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-29


     The undersigned do hereby certify that they are each an officer of Countrywide Home Loans Servicing, LP (the "Master Servicer") and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

     (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

     (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Thomas K. McLaughlin                             Dated: March 25, 2002

THOMAS K. MCLAUGHLIN
MANAGING DIRECTOR AND CHIEF FINANCIAL OFFICER



/s/ David A. Spector                                 Dated: March 25, 2002

DAVID A. SPECTOR
MANAGING DIRECTOR



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